UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850

(Address of Principal Executive Offices) (Zip Code)

(301) 592-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 4, 2014, the Audit Committee of the Board of Directors of Choice Hotels International, Inc. (the “Company”), after consultation with management and its current and former independent registered public accounting firms, determined that the Company will change its accounting for royalty and certain marketing and reservation fees in order to comply with generally accepted accounting principles in the United States (“GAAP”) by reporting these fees in the same period that the underlying gross room revenues are earned by our franchisees rather than one month in arrears, as more fully described below.

Restatements of Quarterly Periods

While the impact of this correction to the Company’s revenue recognition practice is expected to result in immaterial positive revisions to total revenues, operating income and earnings per share for each of the years ended December 31, 2013, 2012 and 2011, the impact on certain prior quarterly periods is expected to be material. As a result, the Company will restate its previously-issued interim financial statements for the interim periods ended March 31, 2014 and 2013 and September 30, 2013 and 2012 through the filing of amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and September 30, 2013. These amended Quarterly Reports on Form 10-Q to restate the previously-issued financial statements for the interim periods ended March 31, 2014 and September 30, 2013 and corresponding prior year periods will be filed with the Securities and Exchange Commission (“SEC”) as soon as administratively possible. In addition, the Company will restate its previously-issued interim financial statements for the periods ended June 30, 2013 in connection with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Accordingly, investors should no longer rely upon the Company’s previously-issued financial statements for these 2013 interim periods or the quarter ended March 31, 2014 and any earnings releases or other communications relating to these periods.

Background

Under a practice that was initiated prior to the Company becoming a public company in 1997, the Company historically has recognized royalty and certain marketing and reservation fee revenues one month in arrears as compared to when the related gross room revenues (on which the fees are based) are earned by the Company’s franchisees. This historical practice has been consistently applied since 1997 in our annual and quarterly financial reports and previously disclosed as it relates to the RevPAR statistics that correspond with our previously reported revenues in our prior periodic reports as well as our prior quarterly earnings releases and conference calls. Management believes the Company’s historical practice was well understood by the investment community.

Management believes that the initial implementation of this practice more than 17 years ago was due to the fact that the Company historically relied on a manual, paper based system used by our franchisees to report gross room revenues, which are required to calculate royalty and certain marketing and reservation fees. Because of the inherent time lag in this manual process and the seasonality of the lodging business, developing a reasonable estimate of monthly gross room revenues in the current month rather than in arrears was challenging. Over time, the Company developed electronic reporting capabilities to gather franchisee gross room revenue information and, therefore, reliable information on which to estimate current monthly gross room revenues and associated royalty and certain marketing and reservation fees became available. The Company did not previously revise its revenue recognition practice with respect to these fees because it believed that its prior practice, while not consistent with GAAP, was not material to its financial statements.

Discussion of Estimated Impact of the Correction

In connection with the Company’s preparation of its second quarter 2014 financial statements, the Company reviewed its accounting policies and practices, including this historical practice of reporting royalty and certain marketing and reservation fees one month in arrears. As a result of this review, the Company determined that, rather than reporting royalty and certain marketing and reservation fees one month in arrears, these fees meet the definition under GAAP of being earned and realizable in the same period that the underlying gross room revenues are earned by our franchisees. Due to the seasonality of the Company’s business, the impact of this change on previously reported quarterly revenues, operating income and earnings per share as reported in the Company’s consolidated income statements varies for individual past quarters and is generally positive in the first two quarters of the year and negative in the final two quarters of the year. While the Company has determined that it is necessary to restate its previously issued financial statements for the interim periods noted above, the impact of the correction is expected to result only in immaterial, positive revisions to total revenues, operating income and earnings per share for each of the years ended December 31, 2013, 2012 and 2011. The Company plans to revise the prior year annual financial statements in an amended Annual Report on Form 10-K filed in connection with restating management’s December 31, 2013 report on internal control over financial reporting and its conclusions on disclosure controls and procedures to address the material weakness in internal control over financial reporting described below.

The estimated adjustments related to the above as well as the correction of other immaterial items to certain annual and quarterly periods, based on currently available information, are set forth below.

Annual Periods

($ in millions, except per share amounts)

	As Reported			Preliminary Revised Amount			Change
	2013	2012	2011	2013	2012	2011	2013	2012	2011
Total Revenues	$724.3	$691.5	$638.8	$729.4	$697.3	$645.0	0.7%	0.8%	1.0%
Operating Income	$194.5	$193.1	$171.9	$196.8	$194.0	$172.9	1.2%	0.5%	0.6%
Net Income	$112.6	$120.7	$110.4	$113.7	$121.6	$111.1	1.0%	0.7%	0.6%
Diluted Earnings Per Share	$1.91	$2.07	$1.85	$1.93	$2.09	$1.87	$0.02	$0.02	$0.02

Quarterly Periods

($ in millions, except per share amounts)

	As Reported			Preliminary Restated Amount			Change
	Q4 2013	Q3 2013	Q2 2013	Q4 2013	Q3 2013	Q2 2013	Q4 2013	Q3 2013	Q2 2013
Total Revenues	$180.7	$223.2	$183.6	$170.0	$218.0	$192.3	-5.9%	-2.3%	4.7%
Operating Income	$47.2	$66.5	$50.3	$41.2	$63.5	$55.0	-12.7%	-4.5%	9.3%
Net Income	$27.3	$41.5	$28.2	$23.4	$38.7	$31.8	-14.3%	-6.7%	12.8%
Diluted Earnings Per Share	$0.46	$0.70	$0.48	$0.40	$0.66	$0.54	$(0.06)	$(0.04)	$0.06
Year-Over-Year Quarterly Earnings Per Share Growth Rate	10%	-8%	-13%	14%	-10%	-8%

	Q1 2014
	As Reported	Preliminary Restated Amount	Change
Total Revenues	$147.3	$159.7	8.4%
Operating Income	$34.7	$41.2	18.7%
Income From Continuing Operations	$17.3	$21.5	24.3%
Diluted Earnings Per Share From Continuing Operations	$0.29	$0.37	$0.08
Year-Over-Year Quarterly Earnings Per Share Growth Rate	12%	9%

The above estimates are based on currently available information and are preliminary and subject to change during the course of the Company’s process to restate prior quarterly and revise prior annual financial statements. Until the process is complete, additional information may become available which could cause the Company’s current estimates to change.

None of the adjustments impact previously reported cash balances or reported net change in cash or cash equivalents for any period. The adjustments do not impact the Company’s day-to-day operations, liquidity or materially alter previously reported year-over-year earnings growth rate trends. The adjustments also do not impact management compensation for any previous period.

In addition, we believe that this change in the timing of our revenue recognition for these fees is more consistent with how other hotel companies report similar fees and will make it easier for analysts and investors to compare our results to other hotel companies.

As previously reported, on May 27, 2014, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and the Company subsequently engaged Ernst & Young LLP (“EY”) as its independent registered public accounting firm for the year ending December 31, 2014. The Audit Committee and management have discussed the above matters with each of PwC and EY.

Section 404 of the Sarbanes-Oxley Act

Under Section 404 of the Sarbanes-Oxley Act, management, including our CEO and CFO, has assessed the effectiveness of our internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control—Integrated Framework. Due to the restatement described above, the Company has re-assessed the effectiveness of its disclosure controls and procedures for the above noted interim periods and the effectiveness of its disclosure controls and procedures and internal control over financial reporting for the year ended December 31, 2013. Based upon this re-assessment, we identified a material weakness in our internal control over financial reporting regarding our accounting for royalty and certain marketing and reservation fees. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As a result of the re-assessment, management has concluded that our disclosure controls and procedures were not effective as of March 31, 2014, September 30, 2013, June 30, 2013 and March 31, 2013 and our disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2013. Accordingly, the Company will restate management’s December 31, 2013 report on internal control over financial reporting, amend its conclusions on disclosure controls and procedures and disclose the material weakness in internal control over financial reporting.

The Company has implemented certain remedial measures including performing a comprehensive review and update of its revenue recognition policies to ensure the accounting for royalty and certain marketing and reservation fees is in compliance with GAAP and correcting the error in its financial statements as of and for the interim periods ended June 30, 2014. In addition, we continue to monitor the effectiveness of this and other processes, procedures and controls and will make any further changes deemed appropriate. At June 30, 2014, there was a material weakness that cannot be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The required testing for remediation will occur prior to the Company completing its internal control over financial reporting assessment for the year ending December 31, 2014.

Forward Looking Statements

Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Company, the Audit Committee or management. We caution you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and the effectiveness of our internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, include the risk that additional information may arise prior to the expected filing with the SEC of the restated financial statements, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing the following pursuant to Item 7.01, “Regulation FD Disclosure.”

On August 5, 2014, the Company issued a press release to (1) announce that it will restate its financial statements for the quarterly periods described above, and (2) provide an updated outlook with respect to the Company’s full-year 2014 results of operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1—Press Release issued by Choice Hotels International, Inc. dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	Choice Hotels International, Inc.

	By:	/s/ David L. White
	Name:	David L. White
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

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